Exhibit 10.2

FIRST AMENDMENT TO THE

EXECUTIVE DEFERRED COMPENSATION AGREEMENT BETWEEN

PEMCO AVIATION GROUP, INC. AND RONALD A. ARAMINI

May 16, 2003

WHEREAS, Pemco Aviation Group, Inc. (the “Company”) and Ronald A. Aramini (the “Executive”) made and entered into an Executive Deferred Compensation Agreement as of May 3, 2002 (the “Agreement”);

WHEREAS, the Agreement is, for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, an unfunded arrangement maintained for the purpose of providing deferred compensation to the Executive, who is a member of a select group of management or highly compensated employees of the Company;

WHEREAS, Section 4.03 of the Agreement provides that the Agreement may be amended by the Company at any time, provided that the Executive specifically has consented in writing to the amendment in advance of the effective date thereof;

WHEREAS, the Company and the Executive have agreed that the Agreement shall be amended to alter the Agreement’s provisions regarding Company contributions for calendar years of Executive’s Employment by the Company; and

WHEREAS, the Executive, effective as of May 16, 2003, has by signing below consented in writing to the changes to be made by this Amendment that are effective as of May 19, 2003.

NOW, THEREFORE, the Agreement hereby is amended as follows, effective as of May 19, 2003:

1. The text that immediately follows “Section 1.12” on Page 2 of the Agreement and that falls immediately before Section 1.13 is deleted, and the following is inserted in place thereof:

[deleted]

2. Section 2.02 of the Agreement (“Calendar Year Contributions”) is deleted and the following is inserted in place thereof:

Section 2.02. Calendar Year Contributions. In accordance with the immediately following schedule (which was derived by the parties on the basis of the assumptions and the objective summarized in ATTACHMENT TWO, which is attached hereto), the Company, subject to the applicable provisions of Section 2.03, shall remit calendar year lump sum contributions in cash to the Trustee to be held in the Trust by the Trustee and to be invested by the Trustee under the terms of the Trust:

Calendar Year	Lump Sum Contribution	Lump Sum Contribution Remittance Period
2002	$287,820.00	January 1, 2003 through January 5, 2003
2003	$308,560.00	January 1, 2004 through January 5, 2004
2004	$296,000.00	January 1, 2005 through January 5, 2005
2005	$324,240.00	January 1, 2006 through January 5, 2006
2006	$359,861.00	January 1, 2007 through January 5, 2007
2007	$380,326.00	January 1, 2008 through January 5, 2008

3. In the first sentence of Section 2.03 and in Sections 2.03(c), 2.06 and 5.06, “December 31, 2005” is deleted and the following is inserted in place thereof:

December 31, 2007

4. The first sentence of Section 2.03(d) is deleted, and the following is inserted in place thereof:

If Executive’s Employment is terminated during the Window Period for any reason, with or without Cause, voluntarily or involuntarily, the Company shall, within the 5-day period immediately following Executive’s Employment termination date, remit to the Trustee a lump sum Trust contribution amount in cash equal to the lesser of (i) the total amount of all Trust contributions that would have been made under Article II had Employment continued on and after the Employment termination date through December 31, 2007, or (ii) the total amount of all Trust contributions that would have been made under Article II had Employment continued on and after the Employment termination date for a 730-day period.

5. Computation Of Annual Contributions. ATTACHMENT TWO to the Agreement is deleted, and the following is inserted in place thereof:

ATTACHMENT TWO

•	ASSUMPTIONS

Executive’s Annual Salary Increase:	Not in excess of 10%

Executive’s Applicable Tax Rate:	Not in excess of 40%

Annual Investment Return:	Not in excess of 8%

•	OBJECTIVE

Based on the foregoing Assumptions and the following Table, the liquidation and distribution of the Trust Balance as of January 6, 2008 would produce, after payment of applicable taxes from such distributed Trust Balance, a lump sum sufficient to thereafter yield an annual investment return of at least $164,434.00.

Date	Annual Return	Required	Interest Income	Annual Contribution	Total Contrbution.
12/31/00	$12,900	$160,000	—	$267,000	$267,000
12/31/01	$27,756	$350,000	$21,360	$295,140	$583,500
12/31/02	$43,992	$550,000	$46,680	$287,820	$918,000
12/31/03	$62,448	$780,000	$73,440	$308,560	$1,300,000
12/31/04	$84,888	$1,060,000	$104,000	$296,000	$1,700,000
12/31/05	$108,012	$1,350,150	$136,000	$324,240	$2,160,240
12/31/06	$134,646	$1,683,075	$172,819	$359,861	$2,692,920
12/31/07	$164,434	$2,055,425	$215,434	$380,326	$3,288,680

6. ATTACHMENT ONE to the Agreement and all of other the terms, provisions, and conditions of the Agreement not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment below, the same to be effective as of the date first above written.

COMPANY:		EXECUTIVE:
PEMCO AVIATION GROUP, INC.

By:	/s/ Harold T. Bowling	/s/ Ronald A. Aramini

Name:	Harold T. Bowling	Name:	Ronald A. Aramini

Title:	Vice Chairman	Date:	May 16, 2003

Date:	May 16, 2003